Exhibit 99.10

Name	Trade Date	Buy/Sell/Exercise/Assign	No. of Shares / Quantity	Unit Cost			Strike Price	Trade Amount	Security	Expiration Date
Pershing Square International, Ltd.	January 6, 2021	Sell	574,846		$79.12	*	N/A	$45,481,816	Common Stock	N/A
Pershing Square Holdings, Ltd.	January 6, 2021	Buy	574,846		$79.12	*	N/A	$45,481,816	Common Stock	N/A
Pershing Square Holdings, Ltd.	January 6, 2021	Buy	1,942,000		$79.12		N/A	$153,651,040	Common Stock	N/A
Pershing Square Holdings, Ltd.	January 6, 2021	Assign / Buy	610,000		$79.07	**	N/A	$48,232,700	Common Stock	N/A
Pershing Square Holdings, Ltd.	January 6, 2021	Buy to Close	2,057,000	$	*	**	$82.71	$23,141,250	OTC Put Option	August 11, 2021
Pershing Square Holdings, Ltd.	January 6, 2021	Buy to Close	1,405,500	$	*	**	$91.63	$24,357,315	OTC Put Option	August 11, 2021

*	Represents trade rebalances pursuant to a Rule 10b5-1 plan under the Securities Exchange Act of 1934 (as amended).
**	Represents assignment of OTC put option with strike of $79.07 and maturity date of January 6, 2021.
***	Unit cost represents the unwind premium (using as a reference price $79.12 which was the closing price of the common stock on January 6, 2021).